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                                                                    EXHIBIT 8(v)

JANUS
100 FILLMORE STREET
DENVER, CO 80206-4928
PH: 030.333.3863
www.janus.com

                                     Form of
                                LETTER AGREEMENT

December 10, 2002


Mr. Timothy Hudner
Janus Services LLC
100 Fillmore Street
Denver, Colorado 80206

Dear Mr. Hudner:

Attached are amended Appendix A and Appendix B to the Amended and Restated Transfer Agency Agreement dated June 18, 2002 (the "Agreement") between Janus Investment Fund (the "Trust") and Janus Services LLC ("Janus Services"). The revised Appendices will be effective as of February 28, 2003. The purpose of the amendments is: to reflect the merger of Janus Fund 2 into Janus Fund; to reflect the merger of Janus Special Situations Fund into Janus Strategic Value Fund and to rename the surviving fund Janus Special Equity Fund; to add Janus Risk-Managed Stock Fund as an additional portfolio of the Trust; and to add the $4.00 per open account fee for Janus Fund, Janus Global Technology Fund, Janus Global Life Sciences Fund, Janus Olympus Fund and Janus Worldwide Fund. Pursuant to Section 9 of the Agreement, the Fund hereby requests that Janus Services acknowledge its acceptance of the terms contained in the revised Appendices.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to the Trust and retaining one copy for your records.

JANUS INVESTMENT FUND


By:
   --------------------------------------------------
   Kelley Abbott Howes
   Vice President

JANUS SERVICES LLC


By:
   --------------------------------------------------
   Timothy Hudner
   President

Agreed to this 10th day of December, 2002.

cc: Christine A. Malles


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                                                 Revised as of December 10, 2002


                                   APPENDIX A

Janus Money Market Fund
Janus Government Money Market Fund
Janus Tax-Exempt Money Market Fund
Janus Institutional Cash Reserves Fund
Janus High-Yield Fund
Janus Olympus Fund
Janus Venture Fund
Janus Fund
Janus Twenty Fund
Janus Enterprise Fund
Janus Mercury Fund
Janus Overseas Fund
Janus Worldwide Fund
Janus Growth and Income Fund
Janus Balanced Fund
Janus Flexible Income Fund
Janus Short-Term Bond Fund
Janus Federal Tax-Exempt Fund
Janus Core Equity Fund
Janus Special Equity Fund
Janus Global Life Sciences Fund
Janus Global Technology Fund
Janus Orion Fund
Janus Global Value Fund
Janus Risk-Managed Stock Fund


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                                                 Revised as of December 10, 2002

                                   APPENDIX B

I.       NON-MONEY MARKET PORTFOLIOS

     (a) For transfer agency services provided directly by Janus Services LLC ("Janus Services") each non-money market portfolio of the Trust shall pay Janus Services a fee, calculated and payable for each day that this Agreement is in effect, of 1/365 of 0.16% of the daily closing net asset value of such portfolio on assets sold directly to shareholders, plus reasonable out-of-pocket expenses incurred in connection with Janus Services' services as transfer agent.

     (b) To reimburse Janus Services for its costs in engaging broker/dealers, insurance companies, banks, trust companies, investment advisers, third party administrators and other financial intermediaries (collectively, "Intermediaries"), each non-money market portfolio of the Trust shall reimburse Janus Services in the amount of 1/365 of 0.21% of the daily closing net asset value of such portfolio on assets sold through Intermediaries plus reasonable out-of-pocket expenses incurred in connection with any services performed directly by Janus Services as transfer agent.

     (c) In addition, each of the non-money market portfolios listed below shall pay a monthly fee at the annual rate of $4.00 per open shareholder account per year:


                               Janus Balanced Fund
                              Janus Enterprise Fund
                             Janus Core Equity Fund
                                   Janus Fund
                          Janus Federal Tax-Exempt Fund
                           Janus Flexible Income Fund

                         Janus Global Life Sciences Fund
                          Janus Global Technology Fund
                             Janus Global Value Fund
                          Janus Growth and Income Fund
                              Janus High-Yield Fund
                               Janus Mercury Fund
                               Janus Olympus Fund
                                Janus Orion Fund
                           Janus Short-Term Bond Fund
                            Janus Special Equity Fund
                           Janus Strategic Value Fund
                              Janus Worldwide Fund

All fees in (a) and (c) above shall be subject to reduction as set forth in
Section 5.c. of this Agreement. If an account is open on any day of a month, the per account fee (if applicable) shall be payable for that month.


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II.      MONEY MARKET PORTFOLIOS

Notwithstanding the above, however, Janus Services agrees that it shall not look to the Funds or the Trust for compensation for its services provided under this Agreement to Janus Money Market Fund, Janus Government Money Market Fund, Janus Institutional Cash Reserves Fund or Janus Tax-Exempt Money Market Fund (collectively, the "Money Funds"). Janus Services shall be compensated for its services to the Money Funds entirely by Janus Capital Management LLC ("Janus Capital"), the administrator to the Money Funds, pursuant to an Administration Agreement between Janus Capital and each of the Money Funds.